Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS FOURTH QUARTER 2023

EARNINGS PER DILUTED SHARE OF $2.94

QUARTERLY CASH DIVIDEND TO INCREASE 30% TO $0.52 PER SHARE

THOMASVILLE, N.C. (January 31, 2024) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2023.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2023	2022	% Chg.	2023	2022	% Chg.
Total revenue	$1,495,550	$1,491,659	0.3%	$5,866,152	$6,260,077	(6.3)%
LTL services revenue	$1,481,486	$1,473,663	0.5%	$5,804,939	$6,177,055	(6.0)%
Other services revenue	$14,064	$17,996	(21.8)%	$61,213	$83,022	(26.3)%
Operating income	$421,011	$430,229	(2.1)%	$1,640,673	$1,840,632	(10.9)%
Operating ratio	71.8%	71.2%		72.0%	70.6%
Net income	$322,815	$323,929	(0.3)%	$1,239,502	$1,377,159	(10.0)%
Diluted earnings per share	$2.94	$2.92	0.7%	$11.26	$12.18	(7.6)%
Diluted weighted average shares outstanding	109,662	111,092	(1.3)%	110,090	113,078	(2.6)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s financial results for the fourth quarter reflect continued softness in the domestic economy, although our quarterly revenue and earnings per diluted share both increased on a year-over-year basis for the first time this year. We believe underlying demand for LTL service remained relatively consistent in the quarter, which corresponds with the consistency in our volume trends. The stability of our volumes also reflects our ongoing ability to deliver a best-in-class value proposition, which included on-time service performance of 99% and a cargo claims ratio of 0.1% during the quarter.

“The slight increase in our fourth quarter revenue is primarily due to a 3.0% increase in LTL revenue per hundredweight, which more than offset the 2.0% decrease in LTL tons per day. While our LTL tons per day decreased in the fourth quarter, our LTL shipments per day and overall market share improved. In addition, our superior service continued to support the ongoing execution of our yield-improvement initiatives. Our long-term pricing philosophy focuses on continuously improving the profitability of each customer account through yield increases that are designed to offset our cost inflation and support further investments in capacity and technology.

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ODFL Reports Fourth Quarter Financial Results

January 31, 2024

“The Company’s operating ratio increased 60 basis points to 71.8% for the fourth quarter of 2023. We managed our discretionary spending during the quarter and continued to operate efficiently, although our direct operating costs and overhead costs both increased as a percent of revenue. Within our direct costs, insurance and claims expense as a percent of revenue increased 140 basis points due primarily to changes in the annual adjustment we record in our fourth quarter each year that are related to a third-party actuarial review of our accident claims. The increase in our overhead costs is primarily attributable to the increases in our depreciation and our general supplies and expenses as a percent of revenue. These increases were partially offset by a 90-basis point improvement in our miscellaneous expenses as a percent of revenue, which included $15.1 million of gains on the disposal of property and equipment.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $436.7 million for the fourth quarter of 2023 and $1.6 billion for the year. The Company had $433.8 million in cash and cash equivalents at December 31, 2023.

Capital expenditures were $105.9 million for the fourth quarter of 2023 and $757.3 million for the year. The Company expects its aggregate capital expenditures for 2024 to total approximately $750 million, including planned expenditures of $350 million for real estate and service center expansion projects; $325 million for tractors and trailers; and $75 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the fourth quarter of 2023 through its share repurchase and dividend programs. For the year, the cash utilized for shareholder return programs included $453.6 million of share repurchases and $175.1 million of cash dividends.

Increase to Quarterly Cash Dividend

The Company's Board of Directors has declared a first-quarter dividend of $0.52 per share, payable on March 20, 2024, to shareholders of record at the close of business on March 6, 2024. This dividend represents a 30% increase to the quarterly cash dividend paid in the first quarter of 2023.

Summary

Mr. Freeman concluded, “Old Dominion’s financial results during the fourth quarter reflect the consistent execution of our long-term strategic plan throughout 2023. We believe our unwavering commitment to our business model improved the overall quality of our service and the capabilities of our team during the year. We continued to invest in our OD Family of employees as well as our service center network, our equipment and our technology. The combination of these investments, and our long-term record of superior service, has created an unmatched value proposition that continues to differentiate Old Dominion from our competition. As a result, we believe we are strongly positioned to respond to a positive inflection in demand once the domestic economy begins to improve. We are confident in the opportunities that lie ahead and believe our focus on delivering superior service at a fair price will support our ability to produce further profitable growth while increasing shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through February 7, 2024, at (877) 344-7529, Access Code 2607922.

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ODFL Reports Fourth Quarter Financial Results

January 31, 2024

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) changes in our relationships with significant customers; (3) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (4) reductions in the available supply or increases in the cost of equipment and parts; (5) various economic factors such as recessions and downturns in the domestic economy, or inflationary periods in which cost escalations may not be recovered through price increases to our customers; (6) higher costs for or limited availability of suitable real estate; (7) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (8) fluctuations in the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (9) seasonal trends in the less-than-truckload (“LTL”) industry, harsh weather conditions and disasters; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) decreases in demand for, and the value of, used equipment; (12) our ability to successfully consummate and integrate acquisitions; (13) various risks arising from our international business relationships; (14) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (15) the competitive environment with respect to our industry, including pricing pressures; (16) our customers’ and suppliers’ businesses may be impacted by various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets; (17) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (18) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (19) our ability to retain our key employees and continue to effectively execute our succession plan; (20) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (21) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (22) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (23) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (24) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (25) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (26) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (27) the effects of legal, regulatory or market responses to climate change concerns; (28) emissions-control and fuel efficiency regulations that could substantially increase operating expenses; (29) expectations relating to environmental, social and governance considerations and related reporting obligations; (30) the increase in costs associated with healthcare and other mandated benefits; (31) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (32) the impact of changes in tax laws, rates, guidance and interpretations; (33) the concentration of our stock ownership with the Congdon family; (34) the ability or the failure to declare future cash dividends; (35) fluctuations in the amount and frequency of our stock repurchases; (36) volatility in the market value of our common stock; (37) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could

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ODFL Reports Fourth Quarter Financial Results

January 31, 2024

discourage, delay or prevent a change in control of us or a change in our management; and (38) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Fourth Quarter Financial Results

January 31, 2024

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year to Date
(In thousands, except per share amounts)	2023		2022		2023		2022
Revenue	$1,495,550	100.0%	$1,491,659	100.0%	$5,866,152	100.0%	$6,260,077	100.0%

Operating expenses:
Salaries, wages & benefits	670,950	44.9%	655,852	44.0%	2,629,676	44.8%	2,716,835	43.4%
Operating supplies & expenses	179,916	12.0%	207,626	13.9%	718,326	12.2%	852,955	13.6%
General supplies & expenses	42,520	2.8%	39,418	2.6%	162,416	2.8%	159,998	2.6%
Operating taxes & licenses	35,524	2.4%	35,458	2.4%	145,642	2.5%	141,239	2.3%
Insurance & claims	27,955	1.9%	7,739	0.5%	75,368	1.3%	58,301	0.9%
Communications & utilities	10,013	0.6%	10,522	0.7%	43,269	0.7%	40,584	0.6%
Depreciation & amortization	84,649	5.7%	72,053	4.9%	324,435	5.5%	276,050	4.5%
Purchased transportation	31,470	2.1%	28,477	1.9%	121,516	2.1%	158,111	2.5%
Miscellaneous expenses, net	(8,458)	(0.6)%	4,285	0.3%	4,831	0.1%	15,372	0.2%

Total operating expenses	1,074,539	71.8%	1,061,430	71.2%	4,225,479	72.0%	4,419,445	70.6%

Operating income	421,011	28.2%	430,229	28.8%	1,640,673	28.0%	1,840,632	29.4%

Non-operating (income) expense:
Interest expense	85	0.0%	280	0.0%	464	0.0%	1,563	0.0%
Interest income	(5,312)	(0.3)%	(2,951)	(0.2)%	(12,799)	(0.2)%	(4,884)	(0.1)%
Other expense, net	913	0.1%	898	0.0%	5,232	0.1%	2,604	0.1%

Income before income taxes	425,325	28.4%	432,002	29.0%	1,647,776	28.1%	1,841,349	29.4%

Provision for income taxes	102,510	6.8%	108,073	7.3%	408,274	7.0%	464,190	7.4%

Net income	$322,815	21.6%	$323,929	21.7%	$1,239,502	21.1%	$1,377,159	22.0%

Earnings per share:
Basic	$2.96		$2.94		$11.33		$12.26
Diluted	$2.94		$2.92		$11.26		$12.18

Weighted average outstanding shares:
Basic	109,027		110,350		109,421		112,341
Diluted	109,662		111,092		110,090		113,078

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ODFL Reports Fourth Quarter Financial Results

January 31, 2024

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2023	2022	% Chg.	2023	2022	% Chg.
Work days	61	61	—%	252	253	(0.4)%
Operating ratio	71.8%	71.2%		72.0%	70.6%
LTL intercity miles (1)	171,417	177,068	(3.2)%	691,632	746,028	(7.3)%
LTL tons (1)	2,283	2,330	(2.0)%	9,260	10,211	(9.3)%
LTL tonnage per day	37,419	38,195	(2.0)%	36,745	40,359	(9.0)%
LTL shipments (1)	3,021	2,977	1.5%	12,176	12,989	(6.3)%
LTL shipments per day	49,520	48,798	1.5%	48,317	51,341	(5.9)%
LTL revenue per intercity mile	$8.58	$8.24	4.1%	$8.38	$8.28	1.2%
LTL revenue per hundredweight	$32.23	$31.30	3.0%	$31.31	$30.24	3.5%
LTL revenue per hundredweight, excluding fuel surcharges	$26.50	$24.65	7.5%	$25.84	$23.87	8.3%
LTL revenue per shipment	$487.13	$489.96	(0.6)%	$476.25	$475.45	0.2%
LTL revenue per shipment, excluding fuel surcharges	$400.45	$385.89	3.8%	$393.07	$375.36	4.7%
LTL weight per shipment (lbs.)	1,511	1,565	(3.5)%	1,521	1,572	(3.2)%
Average length of haul (miles)	925	932	(0.8)%	925	934	(1.0)%
Average active full-time employees	22,814	23,799	(4.1)%	22,627	24,389	(7.2)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2023	2022
Cash and cash equivalents	$433,799	$186,312
Short-term investments	—	49,355
Other current assets	709,534	698,073
Total current assets	1,143,333	933,740
Net property and equipment	4,095,405	3,687,068
Other assets	273,655	217,802
Total assets	$5,512,393	$4,838,610

Current maturities of long-term debt	$20,000	$20,000
Other current liabilities	524,658	509,793
Total current liabilities	544,658	529,793
Long-term debt	59,977	79,963
Other non-current liabilities	649,947	575,937
Total liabilities	1,254,582	1,185,693
Equity	4,257,811	3,652,917
Total liabilities & equity	$5,512,393	$4,838,610

Note: The financial and operating statistics in this press release are unaudited.

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